As filed with the Securities and Exchange Commission on November 14, 2002

Registration No. 333-01861

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________

CHYRON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York 11-2117385

(State or Other Jurisdiction of Incorporation or Organization) (I.R.S. Employer Identification Number)

5 Hub Drive

Melville, New York 11747

(Address of Principal Executive Offices)

___________

CHYRON CORPORATION

1999 INCENTIVE COMPENSATION AND 1995 LONG TERM INCENTIVE PLAN

(Full Title of the Plan)

___________

Roger Henderson

President and Chief Executive Officer

Chyron Corporation

5 Hub Drive

Melville, N.Y. 11747

(Name and Address of Agent For Service)

Telephone Number, Including Area Code, of Agent For Service: (631) 845-2000
Title Of Shares To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	2,500,000	$0.28	$700,000	$64.40

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan[s] described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, and based upon (i) as to shares issuable upon the exercise of outstanding options under the plan, on the exercise price of such options and (ii) as to the balance of the shares reserved for issuance under the plan on the average of the high and low sales prices reported on the National Association of Securities Dealers Automated Quotation System on November 11, 2002.

PART II

The contents of the Registration Statement (File No. 333-01861) are hereby incorporated by reference and made part hereof.

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The Company states that the documents listed below, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b) the Company's Proxy Statement, dated April 11, 2002, relating to the Annual Meeting of Shareholders held on May 23, 2002;

(c) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

(d) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002;

(e) the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002; and

(f) the Company's Form 8-A, filed on March 24, 1992, which contains a description of the class of common stock registered pursuant to the filing of this Registration Statement.

All documents subsequently filed by the Registration pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

LEGAL MATTERS

The validity of the shares of common stock offered to be issued under the Plan has been passed upon for our company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., New York, New York.

EXHIBITS
Exhibit No.	Document
5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1	Consent of PricewaterhouseCoopers LLP, as independent auditors
24.1	Power of Attorney (included on the signature page of this Form S-8)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned.
CHYRON CORPORATION

By:	/s/ Roger Henderson
Name: Roger Henderson
Title: President and Chief Executive Officer
and Director

By:	/s/ Jerry Kieliszak
Name: Jerry Kieliszak
Title: Senior Vice President and Chief Financial
Officer and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Roger Henderson and Jerry Kieliszak, separately as their true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Roger Henderson	President, Chief Executive Officer	November 14, 2002
Roger Henderson	and Director

/s/ Wesley W. Lang, Jr.	Chairman of the Board of Directors	November 14, 2002
Wesley W. Lang, Jr.

/s/ Charles M. Diker	Director	November 14, 2002
Charles M. Diker

/s/ Donald P. Greenberg	Director	November 14, 2002
Donald P. Greenberg

/s/ Michael I. Wellesley-Wesley	Director	November 14, 2002
Michael I. Wellesley-Wesley

/s/ Christopher R. Kelly	Director	November 14, 2002
Christopher R. Kelly

/s/ Eugene M. Weber	Director	November 14, 2002
Eugene M. Weber

EXHIBIT INDEX
Exhibit
Number	Exhibit

5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on the signature page of this Form S-8)